Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of December 26, 2019, by and among Paddock Enterprises, LLC, a Delaware limited liability company (“Assignor”) and O-I Glass, Inc., a Delaware corporation (the “Assignee”). Assignor and Assignee are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, prior to the Assignment Effective Time (as defined below), Assignor, Assignee and Owens-Illinois, Inc., a predecessor to Assignor and formerly a Delaware corporation (“Old O-I”), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Assignor, Assignee and Old O-I (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, at the Merger Effective Time (as defined below), Old O-I merged with and into Assignor, with Assignor continuing as the surviving entity of the merger, and each share of Old O-I common stock (“Old O-I Common Stock”) issued and outstanding as of the Merger Effective Time was converted into the right to receive a share of Assignee common stock (“New PublicCo Common Stock”) on a one-for-one basis (the “Merger”);

WHEREAS, pursuant to the Merger, at the Merger Effective Time, Assignor succeeded to and assumed all of the assets and liabilities of Old O-I by operation of Delaware law;

WHEREAS, Assignee is the sole direct owner of 100% of Assignor;

WHEREAS, Assignor is an entity disregarded as separate from Assignee for U.S. federal income tax purposes;

WHEREAS, after the Merger Effective Time and at the Assignment Effective Time, Assignor desires to transfer and assign to assignee all of its rights, title and interest in, to and under the Transferred Contracts, the Equity Compensation Plans and Agreements and the Benefit Plans (each as defined below), and Assignee desires to accept such assignment and to assume all obligations and liabilities of Assignor under the Transferred Contracts, the Equity Compensation Plans and Agreements and the Benefit Plans, all on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties desire that the Assignment, the Equity Compensation Plan Assignment and the Benefit Plan Assignment (each as defined below) occur at the Assignment Effective Time.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, Assignor and Assignee hereby agree as follows:

1

AGREEMENT

1.            Certain Definitions. For purposes of this Agreement:

(a)	“Assignment Effective Time” means the time immediately after the Merger Effective Time.

(b)	“Benefit Plans” means, collectively, (i) each of the Contracts, plans, programs, policies and arrangements listed on Exhibit A hereto, and (ii) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and each other compensation or benefit plan, program, policy, Contract or arrangement (including any trust, escrow, funding, insurance, vendor, administration, services or other Contract related to any of the foregoing), in each case, sponsored, maintained or entered into by Assignor or its predecessors (including Old O-I) for the benefit of any current or former director, officer, employee, consultant or independent contractor of Assignor or any of its subsidiaries or that provides compensation and/or benefits to any current or former director, officer, employee, consultant or independent contractor of Assignor or any of its subsidiaries, in each case of the foregoing clauses (i) and (ii), as amended and/or restated and together with any subplans, appendices, award agreements, participation agreements, exhibits or addendums thereunder or thereto. For clarity, Benefit Plans shall not include the Equity Compensation Plans and Agreements.

(c)	“Contract” means any contract, agreement, lease, license, sales order, purchase order, indenture, mortgage, note, bond, guaranty, instrument, deed, indemnity, commitment, promise, undertaking, work order, insurance policy, assurance, assignment, understanding, or other legally binding arrangement, whether written or oral and whether express or implied, including all amendments, supplements, exhibits and schedules thereto.

(d)	“Equity Compensation Plans and Agreements” means, collectively, (i) the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, and the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, (ii) each Award Agreement (as defined in the Merger Agreement), and (iii) each other Contract providing for the grant or issuance of Old O-I Common Stock, in each case, together with any subplans, appendices, exhibits, addendums or amendments thereto.

(e)	“Merger Effective Time” has the definition given to the term “Effective Time” in the Merger Agreement.

(f)	“Transferred Contracts” means all of the Contracts to which Assignor is a party, except (i) those Contracts listed on Exhibit B hereto, (ii) the Equity Compensation Plans and Agreements and (iii) the Benefit Plans.

2.            Assignment and Assumption of Transferred Contracts. Contingent upon the consummation of the Merger and effective as of the Assignment Effective Time, Assignor hereby forever grants, sells, assigns, transfers and delivers to Assignee all of Assignor’s rights, title and interest in and to the Transferred Contracts, and Assignee hereby accepts such assignment and assumes and agrees to pay, discharge or perform, as appropriate, all obligations and liabilities of Assignor under the Transferred Contracts (the foregoing, the “Assignment”). At the Assignment Effective Time, all references to Assignor or its predecessors (including Old O-I) in the Transferred Contracts are hereby deemed to be automatically amended to be references to Assignee, except where the context clearly dictates otherwise.

2

3.            Assignment and Assumption of Equity Compensation Plans and Agreements and Benefit Plans.

(a)          Contingent upon the consummation of the Merger and effective as of the Assignment Effective Time, Assignor hereby forever grants, sells, assigns, transfers and delivers to Assignee all of Assignor’s rights, title and interest in and to the Equity Compensation Plans and Agreements, and Assignee hereby accepts such assignment and assumes and agrees to pay, discharge or perform, as appropriate, all obligations and liabilities of Assignor under the Equity Compensation Plans and Agreements (the foregoing, the “Equity Compensation Plan Assignment”). At the Assignment Effective Time, all references to Assignor or its predecessors (including Old O-I) or to Old O-I Common Stock in the Equity Compensation Plans and Agreements are hereby deemed to be automatically amended to be references to Assignee and to New PublicCo Common Stock, respectively, except where the context clearly dictates otherwise.

(b)          Contingent upon the consummation of the Merger and effective as of the Assignment Effective Time, Assignor hereby forever grants, sells, assigns, transfers and delivers to Assignee all of Assignor’s rights, title and interests in and to the Benefit Plans, and Assignee hereby accepts such assignment and assumes and agrees to pay, discharge or perform, as appropriate, all obligations and liabilities of Assignor under the Benefit Plans (the foregoing, the “Benefit Plan Assignment”). At the Assignment Effective Time, all references to Assignor or its predecessors (including Old O-I) or to Old O-I Common Stock in the Benefit Plans are hereby deemed to be automatically amended to be references to Assignee and to New PublicCo Common Stock, respectively, except where the context clearly dictates otherwise.

(c)          Assignee and Assignor agree that neither the transactions contemplated in the Merger Agreement nor the transactions contemplated herein constitute a “Change in Control,” a “Change of Control,” or term of similar import under the Equity Compensation Plans and Agreements or the Benefit Plans, as such term is defined therein.

4.            Further Assurances. Subject to the terms of this Agreement and each of the Transferred Contracts, the Equity Compensation Plans and Agreements and the Benefit Plans, the Parties shall from time to time after the date hereof, without further consideration, execute, acknowledge, deliver and take such further acts, assignments, notices, transfers, conveyances, assumptions and assurances as may be reasonably required to carry out the intent of this Agreement, including, without limitation, preparing and entering into amendments to the Transferred Contracts, the Equity Compensation Plans and Agreements and the Benefit Plans, notifying the other parties thereto of such assignment and assumption (including by delivery of a copy of this Agreement), and preparing and making any required filings with the Securities and Exchange Commission.

3

5.            Governing Law and Venue. This Agreement and any action, dispute, controversy, proceeding or claim arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of laws principles thereof. Any action, dispute, controversy, proceeding or claim brought in connection with this Agreement shall be brought exclusively in the Delaware Court of Chancery and the courts of the United States located in the State of Delaware, and the Parties hereby irrevocably consent to the jurisdiction of such courts and waive any objections as to venue or inconvenient forum.

6.            Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

7.            Entire Agreement. This Agreement together with the Merger Agreement constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the Parties.

8.            Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

9.            U.S. Federal Income Tax Treatment. The Parties acknowledge and agree that the Assignment will be a transaction between the sole owner and a disregarded entity of such owner and thus a disregarded transaction for U.S. federal income tax purposes.

[Remainder of Page Left Intentionally Blank]

4

In Witness Whereof, the Parties have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

ASSIGNOR:

PADDOCK ENTERPRISES, LLC

By:	/s/ John Haudrich
Name:	John Haudrich
Title:	Treasurer and Chief Financial Officer

[Signature Page to Assignment and Assumption Agreement]

ASSIGNEE:

O-I GLASS, INC.

By:	/s/ MaryBeth Wilkinson
Name:	MaryBeth Wilkinson
Title:	Senior Vice Present, General Counsel and Corporate Secretary

[Signature Page to Assignment and Assumption Agreement]